Exhibit 15.2

We consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-223954) and Form S-8 (Nos. 333-81524, 333-100472, 333-107160, 333-122785, 333-125978, 333-135116, 333-151490, 333-161683, 333-161684, 333-167643 and 333-196453) of our reports dated March 25, 2021, relating to the financial statements of Telefonaktiebolaget LM Ericsson (the “Company”), and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended 31 December 2020.

/s/ Deloitte AB
Stockholm, Sweden
March 25, 2021